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                                                                     EXHIBIT 8.1


                            SIGNIFICANT SUBSIDIARIES
                            ------------------------

     The following is a list of all of our significant subsidiaries, including the name, country of incorporation or residence, the proportion of our ownership interest in each and, if different, the proportion of voting power held by us.


                                         COUNTRY OF       PERCENTAGE OF      PERCENTAGE OF VOTING
                                      INCORPORATION OR      OWNERSHIP      POWER (IF DIFFERENT FROM
                                          RESIDENCE          INTEREST         OWNERSHIP INTEREST)
------------------------------------ ------------------  ---------------  --------------------------
NAME OF SUBSIDIARY
NICE Systems, Inc.                      United States          100%                   --
NICE Systems GmbH                          Germany             100%                   --
NICE Systems Canada Ltd.                   Canada              100%                   --
NICE CTI Systems UK Ltd.               United Kingdom          100%                   --
STS Software Systems (1993) Ltd.           Israel              100%                   --
NICE APAC Ltd.                            Hong Kong            100%                   --
NiceEye BV                               Netherlands           100%                   --
NiceEye Ltd.                               Israel              100%                   --
Nice Systems SARL                          France              100%                   __
Racal Recorders Ltd                    United Kingdom          100%                   __